SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)    October 10, 2003

Argonaut Group, Inc

(Exact Name of Registrant as Specified in its Charter

Delaware

(State or Other Jurisdiction of Incorporation)

0-14950	95-4057601
(Commission File Number)	(I.R.S. Employer Identification No.)

10101 Reunion Place, Suite 500, San Antonio, Texas	78216
(Address of Principal Executive Offices)	(Zip Code)

(210) 321-8400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On October 10, 2003, Argonaut Group, Inc. announced its plans to offer four million shares of its common stock in an underwritten public offering, the conversion of a portion of a related party note into shares of its common stock, its realized gains on sales of investments during the third quarter of 2003 and an increase in its net loss and loss adjustment expense reserves and related expense. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Document Description

99.1	Press Release dated October 10, 2003.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGONAUT GROUP, INC.

Dated: October 10, 2003	By:	/s/ MARK W. HAUSHILL
Mark W. Haushill Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 10, 2003

4